UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 16, 2013

Target Corporation

(Exact name of registrant as specified in its charter)

Minnesota	1-6049	41-0215170
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Nicollet Mall, Minneapolis, Minnesota 55403

(Address of principal executive offices, including zip code)

(612) 304-6073

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

As previously disclosed, beginning with the Form 10-Q for the first quarter of fiscal 2013 ending May 4, 2013, Target Corporation will no longer report a U.S. Credit Card Segment and will report two segments (U.S. and Canadian). Income from the profit-sharing arrangement with TD Bank USA, N.A., an affiliate of The Toronto-Dominion Bank (“TD”), net of account servicing expenses, will be recognized in the U.S. Segment within selling, general & administrative expenses (“SG&A”). As a result, historical credit card revenues, net of credit card expenses, from the U.S. Credit Card Segment will be reclassified as an offset to SG&A for the U.S. Segment in order to reflect the historical performance of the new U.S. Segment.

Quarterly and full-year historical information for the three most recently completed fiscal years reflecting the impact of the reclassification and results for our two segments, U.S. and Canadian, are attached hereto as Exhibit (99).

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

(99)                          Historical information for fiscal 2010, 2011 and 2012 presented in a format consistent with Target Corporation’s current U.S. Segment and Canadian Segment format, reflecting the impact of the reclassification of credit card revenues, net of credit card expenses, from the U.S. Credit Card Segment as an offset to SG&A in the U.S. Segment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGET CORPORATION

Date: April 16, 2013	/s/ John J. Mulligan
John J. Mulligan
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description	Method of Filing

(99)

Historical information for fiscal 2010, 2011 and 2012 presented in a format consistent with Target Corporation’s current U.S. Segment and Canadian Segment format, reflecting the impact of the reclassification of credit card revenues, net of credit card expenses, from the U.S. Credit Card Segment as an offset to SG&A in the U.S. Segment.

Filed Electronically